SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)            July 8, 1999
                                                  ------------------------------




                        McNEIL REAL ESTATE FUND IX, LTD.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)





         California                         0-9026              94-2491437
--------------------------------------------------------------------------------
(State or other jurisdiction of             (Commission     (I.R.S. Employer
incorporation or organization)              File Number)     Identification No.)




             13760 Noel Road, Suite 600, LB70, Dallas, Texas, 75240
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip code)




Registrant's telephone number, including area code      (972)  448-5800
                                                  ------------------------------

ITEM 5.  OTHER EVENTS
-------  ------------

On July 8, 1999, McNeil Partners L.P., McNeil Real Estate Management, Inc. and Robert A. McNeil received a letter from High River Limited Partnership (the "High River Letter"). The form of the High River Letter is attached hereto as
Exhibit 1 and is incorporated in its entirety herein by reference.

Subject to the fulfillment of the Commencement Condition (as defined below), the High River Letter stated that High River Limited Partnership and its affiliates would commence a tender offer for McNeil Real Estate Fund IX, Ltd. (the "McNeil Partnership") and certain of its affiliates at the prices set forth therein. The High River Letter defined the "Commencement Condition" to be the Los Angeles County Superior Court rejecting in its entirety the proposed settlement of Schofield et al v. McNeil Partners, L.P. et al and directing further that any new settlement not be approved without due notice to, and an opportunity to object by, the limited partners of the McNeil Partnership and its affiliates.

On July 8, 1999, the Los Angeles County Superior Court granted its approval of the aforementioned settlement agreement. In granting its approval, the court considered the High River Letter.

                         High River Limited Partnership
                          767 Fifth Avenue, 47th Floor
                               New York, NY 10153

                                                                    July 8, 1999



Via Facsimile

McNeil Partners L.P.
McNeil Real Estate Management, Inc.
Robert A. McNeil
c/o William Frank, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, New York  10022


Ladies and Gentlemen:

         The purpose of this letter is to inform you that, on or before the fifth day following the satisfaction of the Commencement Condition described in the third paragraph hereof, High River Limited Partnership ("High River") and certain of its affiliates (collectively, the "High River Parties") will commence tender offers (the "Offers") for the units of limited partnership interest (the "Units") of the limited partnerships (the "Partnerships") set forth in the table below at the prices per Unit set forth in the table, net to the Limited Partners in cash. The High River Parties will offer to purchase any and all such Units tendered to them by Limited Partners of each Partnership, provided that, after giving effect to such purchases, the High River Parties will own more than 50% of all outstanding limited partnership units of that Partnership (including any Units they already own).

         The aggregate payment to Limited Partners being offered by the High River Parties for all of the Units is $15,000,000 higher than the estimated aggregate payment to Limited Partners in the proposed transaction with an affiliate of Whitehall Real Estate Limited Partnership XI (the "Whitehall Transaction"), as disclosed in your June 25, 1999 press release. The High River Parties are able to offer Limited Partners a higher payout because, unlike the Whitehall Transaction, we are not offering to purchase McRemi (which we believe has no value) or Fairfax Associates II, Ltd. or McNeil Summerhill I, L.P. (which we believe were improperly included in the Whitehall Transaction because they are not part of the pending class action litigation). It is likely that the High River Parties would have offered even higher prices for Units, but for the deal you made with Whitehall which burdens the Partnerships with an unnecessary and wasteful $18,000,000 "break up" fee (plus up to an additional $1,500,000 to cover Whitehall's expenses). As our counsel informed you in a December 1, 1998 letter (a copy of which is attached), the High River Parties believe that it is inappropriate to impose any such fees on Limited Partners and would not have attempted to impose a "break up" fee had we been permitted to participate in the bidding process for the Partnerships.

         The sole condition (the "Commencement Condition") to the commencement of the Offers by the High River Parties is that the court enter an order rejecting in its entirety the proposed settlement of the pending class action litigation and directing further that any new settlement not be approved without due notice to, and an opportunity to object by, Limited Partners. In addition to the Offers giving Limited Partners the benefit of higher and faster per Unit payouts than the Whitehall Transaction, this condition to the commencement of the Offers will preserve all existing claims against the general partner of the Partnerships and its affiliates. As soon as the Commencement Condition is satisfied, the High River Parties will place in escrow the sum of $307,724,439, which represents the full purchase price for all Units in the Partnerships not already owned by the High River Parties.

         The following table compares the per Unit prices being offered for each Partnership by the High River Parties to the estimated per Unit payout from the Whitehall Transaction:


                              WHITEHALL PAYOUT                HIGH RIVER
                                PER UNIT                    OFFERING PRICE
PARTNERSHIP                    (Estimated)                   PER UNIT (1)

MCNEIL IX                      $    424.00                    $      444.99

MCNEIL X                       $    234.00                    $      246.33

MCNEIL XI                      $    221.00                    $      232.48

MCNEIL XIV                     $    214.00                    $      225.21

MCNEIL XV                      $    160.00                    $      168.75

MCNEIL XX                      $     92.00                    $       94.82

MCNEIL XXIV                    $    347.00                    $      357.61

MCNEIL XXV                     $      0.50                    $        0.52

MCNEIL XXVI                    $      0.27                    $        0.28

MCNEIL XXVII                   $     10.54                    $       10.76

MCNEIL XII                     $     77.00                    $       83.62

MCNEIL XXI*                    $     99.00                    $      125.46

MCNEIL XXII*                   $      0.25                    $        0.26

MCNEIL XXIII*                  $      0.28                    $        0.31

(1) Of course, any distributions made with respect to the Units after June 25, 1999 would be netted against the per Unit prices offered by the High River Parties.

HEARTH HOLLOW                  $40,115.00                     $   42,713.43

MCNEIL MIDWEST                 $ 25,840.00                    $   29,117.01

REGENCY NORTH                  $ 75,916.00                    $   79,841.75


*Current Income Units Only

                                Very truly yours,

                                HIGH RIVER LIMITED PARTNERSHIP

                                By:  Riverdale LLC, its general partner



                                By:  /c/  Carl C. Icahn
                                   ---------------------------------------------
                                    Carl C. Icahn, Member

                        McNEIL REAL ESTATE FUND IX, LTD.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:



                                        McNEIL REAL ESTATE FUND IX, LTD.



July 9, 1999                            By: /s/  Brandon K. Flaming
---------------                            -------------------------------------
Date                                        Brandon K. Flaming
                                            Chief Accounting Officer of McNeil
                                              Real Estate Management, Inc.